EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Metals USA, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Arthur L. French, J. Michael Kirksey and John A. Hageman, and each of them (with full power to each of them to act alone), the undersigned's true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned's behalf and in the undersigned's name, place and stead, in any way and all capacities, to sign, execute and file with the Securities and Exchange Commission the Company's Registration Statement on Form S-8 to register 500,000 shares of the Company's common stock, par value $.01 per share and an indeterminate number of employee participation interests under the Securities Act of 1933, as amended, in connection with the Company's 401(k) Plan, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 20th day of August 1998.

/s/ ARTHUR L.  FRENCH                   /s/ RICHARD A. SINGER
    Arthur L. French                        Richard A. Singer

/s/ J. MICHAEL KIRKSEY                  /s/ LESTER G. PETERSON
    J. Michael Kirksey                      Lester G. Peterson

/s/ STEVEN S. HARTER                    /s/ CRAIG R. DOVEALA
    Steven S. Harter                        Craig R. Doveala

/s/ ARNOLD W. BRADBURD                  /s/ WILLIAM B. EDGE
    Arnold W. Bradburd                      William B. Edge

/s/ MICHAEL E. CHRISTOPHER              /s/ THOMAS J. SHAPIRO
    Michael E. Christopher                  Thomas J. Shapiro

/s/ MARK ALPER                          /s/ T. WILLIAM PORTER
    Mark Alper                              T. William Porter

/s/ A. LEON JEFFREYS                    /s/ RICHARD H. KRISTINIK
    A. Leon Jeffreys                        Richard H. Kristinik

/s/ PATRICK S. NOTESTINE                /s/ TOMMY E. KNIGHT
    Patrick S. Notestine                    Tommy E. Knight